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                                                                    EXHIBIT 5(b)

              [Ballard, Spahr, Andrews & Ingersoll, LLP Letterhead]


                                 April 30, 2001


Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, New York  11042

         Re: Kimco Realty Corporation: Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about May 1, 2001
              -------------------------------------------------------------

Ladies and Gentlemen:

                  We have served as Maryland counsel to Kimco Realty Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities of the Company having an aggregate initial offering price of up to $750,000,000 (collectively, the "Securities"): (a) debt securities ("Debt Securities"); (b) shares of Preferred Stock, par value $1.00 per share, of the Company ("Preferred Stock"); (c) depositary receipts ("Depositary Shares") representing shares of Preferred Stock; (d) shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"); and (e) warrants to purchase shares of Common Stock ("Warrants"), covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

                  2. The Indenture, dated as of September 1, 1993, by and between the Company and IBJ Schroder Bank and Trust Company, as trustee (the "Indenture");

                  3. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  4. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

                  5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                  6. Resolutions adopted by the Board of Directors of the Company (the "Board") relating to the sale, issuance and registration of the Securities, certified as of the date hereof by an officer of the Company (the "Resolutions");

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                  7. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

                  4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. The Securities will not be transferred in violation of any restriction or limitation contained in the Charter.

                  6. In accordance with the Resolutions, the issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be approved by the Board or, a duly authorized committee thereof, in accordance with the Maryland General Corporation Law (with such approval referred to herein as the "Corporate Proceedings").

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. Upon the completion of all Corporate Proceedings relating to the Securities that are shares of Common Stock (including shares of Common Stock which may be issued upon conversion of Debt Securities or shares of Preferred Stock) (the "Common Securities") and the due execution, countersignature and delivery of certificates representing Common Securities and assuming that the sum of (a) all shares of Common Stock issued as of the date hereof, (b) any shares of Common Stock issued between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities), and (c) the Common Securities will not exceed the total number of shares of Common Stock that the Company is then authorized to issue, the Common Securities will be duly authorized and, if and when delivered against payment therefor in accordance with the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

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                  3. Upon the completion of all Corporate Proceedings relating to the Securities that are shares of Preferred Stock (including shares of Preferred Stock which may be issued upon conversion of Debt Securities or other shares of Preferred Stock) (the "Preferred Securities") and the due execution, countersignature and delivery of certificates representing Preferred Securities and assuming that the sum of (a) all shares of Preferred Stock issued as of the date hereof, (b) any shares of Preferred Stock issued between the date hereof and the date on which any of the Preferred Securities are actually issued (not including any of the Preferred Securities), and (c) the Preferred Securities will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue, the Preferred Securities will be duly authorized and, if and when delivered against payment therefor in accordance with the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

                  4. Upon the completion of all Corporate Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized by all necessary corporate action.

                  5. Upon the completion of all Corporate Proceedings relating to the Securities that are Depositary Shares, the issuance of the Depositary Shares will be duly authorized by all necessary corporate action and when certificates representing shares of Preferred Stock to be represented by Depositary Shares (the "Represented Preferred Stock") are duly executed and delivered to the Depositary by the Company against payment therefor in accordance with the applicable Deposit Agreement in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and assuming that the sum of (a) all shares of Preferred Stock issued as of the date hereof, (b) any shares of Preferred Stock issued between the date hereof and the date on which any of such shares of Represented Preferred Stock are delivered to the Depositary by the Company are actually issued (not including the Represented Preferred Stock), and (c) the Represented Preferred Stock will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue, such shares of Represented Preferred Stock will be validly issued, fully paid and nonassessable.

                  6. Upon the completion of all Corporate Proceedings relating to the Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized by all necessary corporate action.

                  7. The execution, delivery and performance by the Company of the Indenture has been authorized by all necessary corporate action.

                  The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws including the securities laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Latham & Watkins, counsel to the Company, in connection with its opinion to be issued in connection with the Registration Statement) without, in each instance, our prior written consent.

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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP




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